UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

OTTER TAIL AG ENTERPRISES, LLC

(Exact name of registrant as specified in its charter)

000-53042
Commission File No.

Minnesota	EIN 41-2171784
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518

(Address of Principal Executive Offices)

(218) 998-4301

(Registrant’s Telephone Number)

Not Applicable

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement

On October 28, 2008, Otter Tail Ag Enterprises, LLC (the “Company”) and Kelly Longtin, Chief Executive Officer of the Company, agreed upon the termination of his employment agreement with the Company effective October 31, 2008. Effective as of such date, Mr. Longtin ceased serving as Chief Executive Officer. In accordance with the terms of his termination of employment agreement, Mr. Longtin will receive payment of an amount equal to two months base salary. Also in accordance with the terms of his termination of employment agreement, Mr. Longtin will receive a profits interest on 2,500 membership units on January 1, 2009 and is eligible to receive continued health benefits through December 31, 2008. A copy of the Company’s employment agreement with Mr. Longtin was previously filed with the SEC as Exhibit 10.2 to the Company’s registration statement on Form 10-12G dated January 28, 2008.

Also on October 28, 2008, the Company and B. Gunner Greene, Plant Manager of the Company, agreed upon the termination of his employment agreement with the Company effective October 31, 2008. Effective as of such date, Mr. Greene ceased serving as Plant Manager. In accordance with the terms of his termination of employment agreement, Mr. Greene will receive payment of an amount equal to two months base salary. Also in accordance with the terms of his termination of employment agreement, Mr. Greene will receive a profits interest on 1,000 membership units on January 1, 2009 and is eligible to receive continued health benefits through December 31, 2008. A copy of the Company’s employment agreement with Mr. Greene was previously filed with the SEC as Exhibit 10.4 to the Company’s registration statement on Form 10-12G dated January 28, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2008, the Board of Governors of the Company appointed Anthony J. Hicks, age 50, to serve as Chief Executive Officer of the Company, effective immediately. Mr. Hicks has been serving as interim Chief Executive Officer of the Company since October 31, 2008. Mr. Hicks will continue to serve as the Company’s Chief Financial Officer, a position he has held since May 2007. Prior to joining the Company, Mr. Hicks served as the Chief Operating Officer for Bell Farms/Whitestone Farms, LLP, a pig production company located in Burnsville, Minnesota, from May 1996 to May 2007.

Mr. Hicks will be continue to be compensated under the arrangement in which he has been compensated as interim Chief Executive Officer, which provides for an annual salary of $137,000. The arrangement also provides for standard health insurance and vacation benefits. The arrangement will continue while the parties negotiate a long-term compensation package.

The Company announced the above in a press released dated November 10, 2008, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press Release Dated November 10, 2008.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s registration statement on Form 10-12G, as amended, and its 2008 quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: November 11, 2008	By /s/ Anthony J. Hicks
	Name:	Anthony J. Hicks
	Title:	Chief Executive Officer

EXHIBIT INDEX

Otter Tail Ag Enterprises, LLC
Form 8-K Current Report

Exhibit Number	Description

99.1	Press Release, dated November 10, 2008